EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(a): AMENDMENT TO DECLARATION OF TRUST

LoCorr Investment Trust Amendment No. 4 to Agreement and Declaration of Trust dated May 8, 2014, is incorporated herein by reference to Exhibit 99.28(A)(II) to Post-Effective Amendment No. 17 to the Trust's registration statement on Form N-1A, filed on June 23, 2014, SEC Accession Number 0000894189-14-002885 (File No. 811-22509).